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                                                                     EXHIBIT 3.4




                                 AMENDMENT NO. 2
                                       TO
            THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.

     This Amendment, dated as of June 1, 1999 (this "Amendment"), to the Amended and Restated Limited Partnership Agreement of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (as amended, the "Partnership"), dated as of February 19, 1993 (the "Partnership Agreement"), is entered into by and among Leviathan Gas Pipeline Company, a Delaware corporation (the "General Partner"), as the general partner of the Partnership, and the Limited Partners (as defined in the Partnership Agreement).

                                 R E C I T A L S

     A. WHEREAS, the Partnership has entered into certain transactions with El Paso Field Services Company, a Delaware corporation ("El Paso"), and certain affiliates thereof pursuant to which, at the closing contemplated thereby, El Paso will contribute to the Partnership an interest in Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll"), in exchange for cash and common units of the Partnership; and

     B. WHEREAS, in connection with such transactions, the General Partner deems it to be in the Partnership's best interests to amend the Partnership Agreement by action of the General Partner pursuant to Sections 15.1-15.3 of the Partnership Agreement; and

     C. NOW, THEREFORE, AND IN CONSIDERATION of the mutual covenants, conditions and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

     1. Undefined Terms. Undefined terms used herein shall have the meanings ascribed such terms in the Partnership Agreement.

     2. Amendments.

          A. Section 13.2 of the Partnership Agreement is amended by deleting it in its entirety and replacing it with the following:

               "13.2 Removal of the General Partner. The General Partner may be removed with or without Cause if such removal is approved by at least 55% of the Outstanding Units. Any such action by the Limited Partners for removal of the General Partner also must provide for the election of a new General Partner by the holders of a majority of the Outstanding Units. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XII. The right of the Limited


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               Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any such successor General Partner shall be subject to the provisions of Section 12.3."

          B. Section 15.4 of the Partnership Agreement is amended by deleting it in its entirety and replacing it with the following:

               "15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article
               XV. Meetings of the Limited Partners may be called only by the General Partner or, with respect to meetings called to remove the General Partner, by Limited Partners owning 55% or more of the Outstanding Units. Limited Partners shall call a meeting to remove the General Partner by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting to remove the General Partner. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business."

     3. Miscellaneous.

          (a) Pronouns and Plurals. Whenever the context may required, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

          (b) Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Amendment.

          (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.



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          (d) Integration. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (e) Creditors. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

          (f) Waiver. No failure by any party to insist upon the strict performance of any covenant duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant duty, agreement or condition.

          (g) Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto, or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

          (h) Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (i) Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  [Remainder of Page Intentionally Left Blank.]


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                  GENERAL PARTNER

                                     LEVIATHAN GAS PIPELINE COMPANY



                                     By: /s/ Keith B. Forman
                                        ----------------------------------------
                                     Name:   Keith B. Forman
                                     Title:  Chief Financial Officer

                                     LIMITED PARTNERS

                                     All Limited Partners now and hereafter
                                     admitted as limited partners of the
                                     Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                     By:   Leviathan Gas Pipeline Company,
                                           General Partner, as attorney-in-fact
                                           for all Limited Partners pursuant to
                                           Powers of Attorney granted pursuant
                                           to Section 1.4.


                                     By: /s/ Keith B. Forman
                                        ----------------------------------------
                                     Name:   Keith B. Forman
                                     Title:  Chief Financial Officer